UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2015

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

125 Nagog Park, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2015, the Board of Directors (the “Board”) of Psychemedics Corporation elected A. Clinton Allen as a director and as a member of the Audit, Compensation and Nominating Committees of the Board, all effective as of September 15, 2015. In connection with the election, the Board increased the number of directors constituting the Board from four to five.

Mr. Allen had previously served as Vice Chairman of the Company from 1990 to 2000 and Chairman from 2000 to 2002. He will join the Board as an independent member. Mr. Allen will be compensated, and will be eligible to participate in the Company’s compensation plans and arrangements, in the same manner as the Company’s other independent directors, as described in the Company’s proxy materials filed with the U.S. Securities and Exchange Commission.

ITEM 7.01	Regulation FD Disclosure.

The Company issued a press release on September 17, 2015 announcing the election of Mr. Allen. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated September 17, 2015 of Psychemedics Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION

Dated: September 17, 2015	By:	/s/ Neil Lerner
Neil Lerner, Vice President - Finance